UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2016

RXi PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

257 Simarano Drive, Suite 101

Marlborough, Massachusetts 01752

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation; Change in Fiscal Year

In connection with an underwritten offering of common stock, preferred stock and warrants, on December 19, 2016, RXi Pharmaceuticals Corporation (the “Company”) filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series B Convertible Preferred Stock Certificate of Designation provides for the issuance of up to 8,100 shares of Series B Convertible Preferred Stock (the “Series B Convertible Preferred Shares”).

The Series B Convertible Preferred Stock Certificate of Designation provides, among other things, that holders of Series B Convertible Preferred Stock shall receive dividends on an as-converted basis at the same time and in the same form as any dividends paid out on shares of our common stock. Other than as set forth in the previous sentence, the Series B Convertible Preferred Stock Certificate of Designation provides that no other dividends shall be paid on Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock Certificate of Designation does not provide for any restriction on the repurchase of Series B Convertible Preferred Stock by the Company while there is any arrearage in the payment of dividends on the Series B Convertible Preferred Stock. There are no sinking fund provisions applicable to the Series B Convertible Preferred Stock.

With certain exceptions, as described in the Series B Convertible Preferred Stock Certificate of Designation, the Series B Convertible Preferred Stock have no voting rights. However, as long as any shares of Series B Convertible Preferred Stock remain outstanding, the Series B Convertible Preferred Stock Certificate of Designation provides that the Company shall not, without the affirmative vote of holders of a majority of the then-outstanding Series B Convertible Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Convertible Preferred Stock or alter or amend the Series B Convertible Preferred Stock Certificate of Designation, (b) increase the number of authorized shares of Series B Convertible Preferred Stock or (c) effect a stock split or reverse stock split of the Series B Convertible Preferred Stock or any like event.

Each Series B Convertible Preferred Share is convertible at any time at the holder’s option into a number of shares of common stock equal to $1,000 per share divided by the Series B Convertible Preferred Share Conversion Price. The “Series B Convertible Preferred Share Conversion Price” is initially $0.90 and is subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations. Notwithstanding the foregoing, the Series B Convertible Preferred Stock Certificate of Designation further provides that the Company shall not effect any conversion of Series B Convertible Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of Series B Convertible Preferred Stock (together with such holder’s affiliates, and any other person whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act and the applicable regulations thereunder, including any “group” of which the holder is a member) would beneficially own a number of shares of common stock in excess of 4.99% of the shares of our common stock then outstanding.

This foregoing description of the Series B Convertible Preferred Stock Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the complete text of such certificate, which is attached hereto and incorporated herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 15, 2016, the Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). The following items of business were considered and voted upon at the Annual Meeting: (i) election of five director nominees to serve until the 2017 annual meeting; (ii) ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, (iii) an advisory (non-binding) vote to approve the Company’s executive compensation, (iv) an increase in the number of shares available for issuance under the RXi Pharmaceuticals Corporation Employee Stock Purchase Plan and (v) an increase in the number of shares available for issuance under the 2012 RXi Pharmaceuticals Corporation Long Term Incentive Plan.

The number of shares of common stock entitled to vote at the Annual Meeting was 6,599,846. The number of shares of common stock present or represented by valid proxy at the annual meeting was 4,425,173. All matters submitted to a binding vote of stockholders at the Annual Meeting were approved. The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to the matters voted upon at the Annual Meeting, are set forth below:

(i) Election of Directors.

Director Nominee	Votes For	Votes Withheld
Geert Cauwenbergh, Dr. Med. Sc.	608,340	177,014
Robert J. Bitterman	681,123	104,231
Keith L. Brownlie	692,759	92,595
H. Paul Dorman	692,483	92,871
Curtis A. Lockshin, Ph.D.	692,573	92,781

There were 3,639,819 broker non-votes regarding the election of each director.

(ii) Ratification of Auditors.

Stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The results of the voting were 4,214,232 votes for, 160,866 votes against and 50,075 abstentions. There were no broker non-votes regarding this proposal.

(iii) Advisory (non-binding) Vote with Respect to Executive Compensation.

Stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as described in the Company’s definitive proxy statement for the Annual Meeting. The results of the voting were 498,852 votes for, 234,205 votes against and 52,297 abstentions. There were 3,639,819 broker non-votes regarding this proposal.

(iv) Increase in the Number of Shares Available for Issuance under the RXi Pharmaceuticals Corporation Employee Stock Purchase Plan.

Stockholders approved an increase in the number of shares available for issuance under the RXi Pharmaceuticals Corporation Employee Stock Purchase Plan. The results of the voting were 609,374 votes for, 154,753 votes against and 21,227 abstentions. There were 3,639,819 broker non-votes regarding this proposal.

(v) Increase in the Number of Shares Available for Issuance under the 2012 RXi Pharmaceuticals Corporation Long Term Incentive Plan.

Stockholders approved an increase in the number of shares available for issuance under the 2012 RXi Pharmaceuticals Corporation Long Term Incentive Plan. The results of the voting were 571,304 votes for, 192,598 votes against and 21,452 abstentions. There were 3,639,819 broker non-votes regarding this proposal.

Item 7.01. Regulation FD Disclosure.

On December 21, 2016, the Company issued a press release in connection with the closing of an underwritten offering of common stock, preferred stock and warrants, “RXi Pharmaceuticals Announces Closing of $11.5 Million Underwritten Public Offering and Full Exercise of Over-allotment Option.” A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, filed with the Delaware Secretary of State on December 19, 2016.

99.1	Press release of RXi Pharmaceuticals Corporation, dated December 21, 2016.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXi PHARMACEUTICALS CORPORATION

Date: December 21, 2016	By:	/s/ Geert Cauwenbergh
Geert Cauwenbergh, Dr. Med. Sc. Chief Executive Officer

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